ROWAN COMPANIES, INC.
OFFSHORE RIG FLEET AND CONTRACT STATUS
As of October 20, 2009

OFFSHORE RIGS						Contract Status
	LeTourneau	Depth (feet)		Year in			Day Rate	Estimated
Name	Class	Water	Drilling	Service	Location	Customer	(in thousands)	Duration	Comments ($ in thousands)
Cantilever Jack-up Rigs:
Rowan EXL #4	S116-E	350	35,000	2012	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q1 2012.
Rowan EXL #3	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q4 2010.
Joe Douglas	240-C	400	35,000	2011	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q3 2011.
Rowan EXL #2	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in Q3 2010.
Rowan EXL #1	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in early Q2 2010.
Ralph Coffman	240-C	400	35,000	2010	Gulf of Mexico	McMoRan	Low 180s	January 2012	Signed two-year contract in June 2009 (see Rowan Mississippi); rig is currently under construction with delivery expected in early 2010.
J.P. Bussell	225-C	300	35,000	2008	Egypt	Shell	Low 180s	May 2011	Rig completed mobilization from Gulf of Mexico to Egypt in early October and commenced contract for two wells (estimated 20-24 months) in mid October 2009.
Rowan-Mississippi	240-C	375	35,000	2008	Gulf of Mexico	McMoRan	Low 180s	November 2010
In connection with the Ralph Coffman contract, the Company entered into an amendment in June 2009 to reduce the Mississippi day rate for the remainder of the contract term.  The Coffman contract contains an early termination option exercisable on or before December 31, 2009.  Should McMoRan terminate the Coffman contract, the Company will earn an $18 million fee, payable in installments over the remainder of the Mississippi contract term.

Hank Boswell	225-C	300	35,000	2006	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Keller	225-C	300	35,000	2005	Middle East	Saudi Aramco	Low 180s	May 2011
Scooter Yeargain	225-C	300	35,000	2004	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Palmer	224-C	550	35,000	2003	Gulf of Mexico	LLOG	Low 80s	November 2009
Rowan Gorilla VII	219-C	400	35,000	2002	West Africa	Cabinda	Low 330s	April 2010
Rowan Gorilla VI	219-C	400	35,000	2000	North Sea	BG		October 2009
Rig arrived at the shipyard in mid July for upgrades in connection with Norwegian certification requirements, which are expected to be completed by late October.  Rig received low $150s shipyard rate for first 60 days, through late September.

						BG	Mid 370s	January 2010
							Mid 380s	June 2010
Rowan Gorilla V	219-C	400	35,000	1998	North Sea	Total	Low 180s	July 2010
Rowan Gorilla IV	200-C	450	35,000	1986	Mexico	PEMEX	Low 130s	July 2011
The day rate reprices every three months based on an index of jack-up rates.  The rate shown dates from the rig's mid August start-up. The next date on which the contract is expected to reprice is October 30, 2009. A late delivery penalty of $1.6 million was withheld from the customer's initial payment.  Rig was idle for 8 days during September 2009.

Rowan Gorilla III	200-C	450	30,000	1984	Eastern Canada	EnCana		October 2009	Rig arrived in the shipyard in mid October for modifications and inspections and is expected to commence operations for EnCana in late October 2009.
						EnCana	Mid 300s	June 2010
Rowan Gorilla II	200-C	450	30,000	1984	Gulf of Mexico	Devon	Low 190s	January 2011
Rowan-California	116-C	300	30,000	1983	Middle East	Available			Rig was in the shipyard during the month of September 2009 for maintenance/modifications and is expected to remain in the shipyard until mid December 2009.
Cecil Provine	116-C	300	30,000	1982	Gulf of Mexico	Available			Rig was idle during the month of September 2009.
Gilbert Rowe	116-C	350	30,000	1981	Middle East	Maersk	Low 100s	March 2010
Arch Rowan	116-C	350	30,000	1981	Middle East	Available			Rig was in the shipyard during the month of September 2009 for maintenance/modifications and is expected to remain in the shipyard until mid December 2009.
Charles Rowan	116-C	350	30,000	1981	Middle East	Available			Rig was in the shipyard during the month of September 2009 for maintenance/modifications and is expected to remain in the shipyard until mid December 2009.
Rowan-Paris	116-C	350	30,000	1980	Middle East	Maersk	Low 170s	January 2010	Rig was idle for 12 days during September 2009.
Rowan-Middletown	116-C	350	30,000	1980	Middle East	Available			Rig was in the shipyard during the month of September 2009 for maintenance/modifications and is expected to remain in the shipyard until the end of November 2009.
Conventional Jack-up Rigs:
Rowan-Juneau	116	250	30,000	1977	Gulf of Mexico	Available			Rig was idle during the month of September 2009.
Rowan-Alaska	84	350	30,000	1975	Gulf of Mexico	Available			Rig was idle during the month of September 2009.
Rowan-Louisiana	84	350	30,000	1975	Gulf of Mexico	Helix-ERT	Mid 30s	December 2009	Rig was idle during the month of September 2009.

Rig Class denotes LeTourneau, Inc. hull number. 200-C is a Gorilla class unit designed for extreme hostile environment capability. 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class, and 224-C is a Super Gorilla XL design. 225-C is a Tarzan Class unit.  240-C is LeTourneau's latest jack-up design.  Rowan EXL is an enhanced version of the Super 116E class.  Unless otherwise indicated, all day rates include estimated amortization of contract mobilization/modification revenues. Estimated contract durations reflect either stated drilling periods or expected time required for the contracted well or wells.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME.
THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company  that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

Revisions to Fleet Status Report Noted in Bold